Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
Mark A. Roberts
Executive Vice President & CFO
(413) 787-1700

UNITED FINANCIAL BANCORP REPORTS SECOND QUARTER 2011

EARNINGS OF $2.7 MILLION, OR $0.18 PER DILUTED SHARE

ANNOUNCES 13% INCREASE IN QUARTERLY DIVIDEND PAYMENT TO $0.09 PER SHARE

WEST SPRINGFIELD, MA— July 22, 2011—United Financial Bancorp, Inc. (the “Company”) (NASDAQ Global Select Market: UBNK), the holding company for United Bank (the “Bank”), reported net income of $2.7 million, or $0.18 per diluted share, for the second quarter of 2011 compared to net income of $2.9 million, or $0.19 per diluted share, for the corresponding period in 2010. For the six months ended June 30, 2011, net income was $5.1 million, or $0.33 per diluted share, compared to net income of $4.7 million or $0.30 per diluted share, for the same period in 2010. The Company also announced a 13% increase in its quarterly cash dividend to $0.09 per share, payable on September 2, 2011 to shareholders of record as of August 12, 2011.

“We are pleased with our ability to profitably grow our franchise while maintaining excellent asset quality and a strong capital position,” commented Richard B. Collins, President and Chief Executive Officer. “While our performance continues to be affected by a challenging economic environment and a very competitive local market, we remain committed to improving our financial performance and enhancing shareholder value. As a result of our consistent, stable financial results we are pleased to reward our shareholders with a 13% increase in our quarterly dividend payment.”

Earnings Summary

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Net interest income increased $95,000, or 1%, to $13.4 million for the second quarter of 2011 driven by higher average interest-earning assets partially reduced by net interest margin compression. Total average interest-earning assets increased $69.5 million, or 5%, to $1.509 billion as compared to the second quarter of 2010 driven by growth in investment securities and loan balances. Net interest margin declined 14 basis points to 3.55% for the three months ended June 30, 2011 due to lower amortization of acquisition accounting adjustments ($528,000 in the second quarter of 2011 compared to $706,000 in the second quarter of 2010), the downward re-pricing of certain fixed rate loans and investments as a result of the lower interest rate environment and an increase in funds held in lower-yielding cash equivalents. These items were partially offset by lower funding costs.

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Provision for loan losses increased by $223,000, or 50%, to $673,000 for the three months ended June 30, 2011 primarily as a result of an increase in reserves for classified and impaired loans and growth in net loan originations.

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Non-interest income remained flat at $2.2 million for the three months ended June 30, 2011. Excluding a security impairment charge of $59,000, non-interest income increased $51,000, or 2%, from the same period one year ago mainly driven by an increase of $53,000, or 16%, in bank owned life insurance income and an increase of $47,000, or 28%, in wealth management income as a result of growth in assets under management and annuity sales. The results were also impacted by lower gains from sales of loans.

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Non-interest expense increased $772,000, or 7%, to $11.4 million for the three months ended June 30, 2011 from $10.6 million in the same period last year. Excluding acquisition related expenses totaling $169,000 incurred in the second quarter of 2010 in connection with the company’s acquisition of CNB Financial Corp. (“CNB”), non-interest expense would have increased $941,000 or 9%. Salaries and benefits increased $446,000, or 7%, mainly driven by annual wage increases, staffing costs for the new loan production office opened in 2011 and a larger incentive plan accrual due to improved operating performance. Other expenses increased $484,000, or 34%, primarily as a result of a $198,000 operating loss from an investment in a low income housing tax credit fund, an increase in other real estate owned costs as the 2010 results included a gain from the sale of a property and increases in furniture and equipment depreciation and the writedown of mortgage servicing rights. These increases were partially offset by an $81,000, or 25%, decrease in FDIC premium expense, which reflects the positive impact of the new assessment calculation that became effective on April 1, 2011.

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Income taxes decreased $665,000, or 45%, to $827,000 for the three months ended June 30, 2011 from $1.5 million in the same period last year primarily due to a lower effective tax rate. The effective tax rate decreased from 34% in the second quarter of 2010 to 24% for the second quarter of 2011 largely as a result of tax credits from an investment in a low income housing fund and an increase in tax exempt municipal investment income in 2011.

Balance Sheet Activity

•	Total assets increased $24.8 million, or 2%, to $1.610 billion at June 30, 2011 from year-end reflecting growth in investment securities and loan balances, offset in part by declining cash balances.

•	Investment securities grew $23.4 million, or 7%, to $361.8 million at June 30, 2011 from year-end reflecting the use of excess cash to fund additional purchases of agency mortgage-backed securities.

•

Total loans increased by $29.2 million, or 3%, to $1.103 billion at June 30, 2011 from year-end reflecting an increase in net origination activity in the residential real estate, commercial real estate, commercial and construction portfolios as a result of business development efforts and competitive products and pricing.

•

Cash and cash equivalents decreased $43.6 million, or 53%, to $39.5 million at June 30, 2011 from year-end as excess cash was used to fund investment security purchases and paydown maturing FHLB advances.

•

Total deposits increased $46.0 million, or 4%, to $1.189 billion at June 30, 2011 from year-end reflecting growth of $69.1 million, or 10%, in core account balances, partially offset by a decrease of $23.1 million, or 5%, in certificates of deposit. The growth in core account balances was driven by strong demand in all categories, particularly demand and savings accounts. Core deposit balances were $749.8 million, or 63% of total deposits, at June 30, 2011 compared to $680.7 million, or 60% of total deposits, at December 31, 2010.

•

Short-term borrowings and long-term debt decreased $4.3 million and $18.5 million, respectively, during the six months ended June 30, 2011 mainly due to the use of excess cash balances to pay down FHLB advances.

Credit Quality & Reserve Coverage

•

Non-performing assets totaled $12.4 million, or 0.77% of total assets, at June 30, 2011 compared to $11.0 million, or 0.69% of total assets, at December 31, 2010. The growth of $1.4 million in non-performing assets during the first six months of 2011 was primarily due to an increase in other real estate owned.

•

At June 30, 2011, the ratio of the allowance for loan losses to total loans was 0.96% compared to 0.93% at December 31, 2010. Excluding the impact of loans acquired from CNB and other financial institutions totaling $189.3 million at June 30, 2011 and $231.2 million at December 31, 2010, the ratio of the allowance for loan losses to total loans would have been 1.16% at June 30, 2011 and 1.18% at December 31, 2010. Net charge-offs totaled $828,000, or 0.15% of average loans outstanding (annualized), for the six months ended June 30, 2011 as compared to net charge-offs of $641,000, or 0.12% of average loans outstanding (annualized), for the same period in 2010.

Capital and Liquidity

The Company remains well capitalized with a tangible equity-to-tangible assets ratio of 13.66% at June 30, 2011. At June 30, 2011 the Company continued to have considerable liquidity including significant unused borrowing capacity at the Federal Home Loan Bank and the Federal Reserve Bank as well as access to funding through the repurchase agreement and brokered deposit markets.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA 01090. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK. As of June 30, 2011, the Company had total consolidated assets of $1.6 billion. United Bank provides an array of financial products and services through its 16 branch offices and two express drive-up branches in the Springfield region of Western Massachusetts and six branches in the Worcester region of Central Massachusetts. The bank also operates a loan production office located in Beverly, Massachusetts. Through its Wealth Management Group, the Bank offers access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products. For more information regarding the Bank’s products and services and for United Financial Bancorp, Inc. investor relations information please visit www.bankatunited.com or on Facebook at facebook.com/bankatunited.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands, except par value amounts)

	June 30, 2011	December 31, 2010	June 30, 2010
	(unaudited)	(audited)	(unaudited)

Assets

Cash and cash equivalents	$39,452	$83,069	$57,878
Investment securities	361,750	338,327	300,347
Loans held for sale	342	—	725

Loans:
Residential mortgages	314,255	295,721	317,346
Commercial mortgages	437,378	427,994	425,091
Construction loans	28,903	27,553	38,978
Commercial loans	167,884	165,335	152,972
Home equity loans	138,023	138,290	138,268
Consumer loans	16,864	19,218	21,586

Total loans	1,103,307	1,074,111	1,094,241

Net deferred loan costs and fees	2,051	2,073	2,333
Allowance for loan losses	(10,640)	(9,987)	(9,722)

Loans, net	1,094,718	1,066,197	1,086,852

Federal Home Loan Bank of Boston stock, at cost	15,365	15,365	15,365
Other real estate owned	2,858	1,536	2,007
Deferred tax asset, net	11,675	11,029	12,181
Premises and equipment, net	16,257	15,565	15,647
Bank-owned life insurance	39,832	29,180	28,526
Goodwill	8,192	8,192	7,731
Other intangible assets	987	975	1,059
Other assets	18,225	15,442	16,597

Total assets	$1,609,653	$1,584,877	$1,544,915

Liabilities and Stockholders’ Equity

Deposits:
Demand	$195,925	$175,996	$166,999
NOW	42,390	40,922	41,149
Savings	238,335	203,165	191,386
Money market	273,115	260,573	249,289
Certificates of deposit	439,505	462,645	458,873

Total deposits	1,189,270	1,143,301	1,107,696

Short-term borrowings	16,702	21,029	15,644
Long-term debt	154,773	173,307	177,397
Subordinated debentures	5,494	5,448	5,402
Escrow funds held for borrowers	1,893	1,899	1,687
Due to broker	—	3,002	—
Capitalized lease obligations	4,943	5,011	5,077
Accrued expenses and other liabilities	8,813	9,304	8,910

Total liabilities	1,381,888	1,362,301	1,321,813

Stockholders’ Equity:
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares; none issued	—	—	—
Common stock, par value $0.01 per share; authorized 100,000,000 shares; shares issued: 18,706,933 at June 30, 2011, December 31, 2010 and June 30, 2010	187	187	187
Additional paid-in capital	181,654	180,322	179,065
Retained earnings	85,618	82,899	79,962
Unearned compensation	(10,405)	(10,750)	(11,096)
Accumulated other comprehensive income, net of taxes	5,839	4,858	6,496
Treasury stock, at cost (2,607,458 shares at June 30, 2011, 2,597,827 shares at December 31, 2010 and 2,348,307 shares at June 30, 2010)	(35,128)	(34,940)	(31,512)

Total stockholders’ equity	227,765	222,576	223,102

Total liabilities and stockholders’ equity	$1,609,653	$1,584,877	$1,544,915

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED INCOME STATEMENTS

(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Interest and dividend income:
Loans	$14,703	$15,404	$29,190	$30,861
Investments	3,387	3,122	6,578	6,414
Other interest-earning assets	38	10	78	18

Total interest and dividend income	18,128	18,536	35,846	37,293

Interest expense:
Deposits	3,194	3,507	6,491	6,882
Borrowings	1,552	1,742	3,182	3,628

Total interest expense	4,746	5,249	9,673	10,510

Net interest income before provision for loan losses	13,382	13,287	26,173	26,783

Provision for loan losses	673	450	1,481	1,183

Net interest income after provision for loan losses	12,709	12,837	24,692	25,600

Non-interest income:
Net gain on sales of loans	50	109	73	197
Net gains on sales of securities	—	—	1	—
Impairment charges on securities	(59)	—	(59)	(145)
Fee income on depositors’ accounts	1,373	1,340	2,665	2,711
Wealth management income	214	167	454	305
Income from bank-owned life insurance	393	340	724	686
Other income	240	263	502	502

Total non-interest income	2,211	2,219	4,360	4,256

Non-interest expense:
Salaries and benefits	6,414	5,968	12,683	12,046
Occupancy expenses	805	800	1,649	1,727
Marketing expenses	635	622	1,082	1,182
Data processing expenses	984	959	1,972	2,026
Professional fees	407	358	1,068	899
Acquisition related expenses	—	169	—	1,148
FDIC insurance assessments	244	325	574	740
Other expenses	1,914	1,430	3,315	2,881

Total non-interest expense	11,403	10,631	22,343	22,649

Income before income taxes	3,517	4,425	6,709	7,207

Income tax expense	827	1,492	1,590	2,523

Net income	$2,690	$2,933	$5,119	$4,684

Earnings per share:
Basic	$0.18	$0.19	$0.34	$0.30
Diluted	$0.18	$0.19	$0.33	$0.30

Weighted average shares outstanding:
Basic	15,028	15,440	15,022	15,529
Diluted	15,309	15,518	15,285	15,590

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

SELECTED DATA AND RATIOS (unaudited)

(Dollars in thousands, except per share amounts)

	At or For The Quarters Ended
	Jun. 30 2011		Mar. 31 2011		Dec. 31 2010		Sep. 30 2010		Jun. 30 2010

Operating Results:
Net interest income	$13,382		$12,791		$12,961		$13,167		$13,287
Loan loss provision	673		808		352		750		450
Non-interest income	2,211		2,149		2,357		2,103		2,219
Non-interest expense	11,403		10,940		10,736		10,456		10,631
Net income	2,690		2,429		2,671		2,677		2,933

Performance Ratios (annualized):
Return on average assets	0.67%		0.62%		0.69%		0.70%		0.77%
Return on average equity	4.76%		4.36%		4.80%		4.80%		5.24%
Net interest margin	3.55%		3.42%		3.53%		3.64%		3.69%
Non-interest income to average total assets	0.55%		0.54%		0.61%		0.55%		0.58%
Non-interest expense to average total assets	2.85%		2.77%		2.76%		2.73%		2.79%
Efficiency ratio (1)	73.09%		73.34%		70.86%		68.58%		69.05%

Per Share Data:
Diluted earnings per share	$0.18		$0.16		$0.18		$0.18		$0.19
Book Value Per Share	$14.15		$13.92		$13.82		$13.73		$13.64
Tangible book value per share	$13.58	(2)	$13.35	(2)	$13.25	(2)	$13.18	(2)	$13.10	(2)
Market price at period end	$15.43		$16.51		$15.27		$13.51		$13.65

Risk Profile
Equity as a percentage of assets	14.15%		14.01%		14.04%		14.37%		14.44%
Tangible equity as a percentage of tangible assets	13.66	%(2)	13.51	%(2)	13.54	%(2)	13.87	%(2)	13.95	%(2)
Net charge-offs to average loans outstanding (annualized)	0.18%		0.12%		0.11%		0.19%		0.12%
Non-performing assets as a percent of total assets	0.77%		0.62%		0.69%		0.83%		1.20%
Non-performing loans as a percent of total loans, gross	0.86%		0.76%		0.88%		1.06%		1.19%
Allowance for loan losses as a percent of total loans, gross	0.96	%(3)	0.95	%(3)	0.93	%(3)	0.90	%(3)	0.89	%(3)
Allowance for loan losses as a percent of non-performing loans	112.01%		125.20%		105.86%		85.30%		74.58%

Average Balances
Loans	$1,103,305		$1,090,796		$1,091,756		$1,091,859		$1,100,409
Securities	356,479		341,804		310,024		298,335		294,849
Total interest-earning assets	1,509,438		1,493,946		1,470,127		1,447,147		1,439,953
Total assets	1,602,767		1,579,048		1,555,266		1,533,489		1,526,154
Deposits	1,179,166		1,145,296		1,115,775		1,095,764		1,084,885
FHLBB advances	138,215		147,880		153,965		155,987		158,333
Stockholders’ Equity	226,279		223,067		222,749		222,995		223,928

Average Yields/Rates (annualized)
Loans	5.33%		5.31%		5.60%		5.64%		5.60%
Securities	3.80%		3.73%		3.68%		3.98%		4.24%
Total interest-earning assets	4.80%		4.74%		4.94%		5.08%		5.15%

Savings accounts	0.76%		0.77%		0.87%		0.86%		0.96%
Money market/NOW accounts	0.70%		0.71%		0.84%		0.86%		0.87%
Certificates of deposit	1.99%		2.06%		2.16%		2.21%		2.14%
FHLBB advances	3.60%		3.52%		3.62%		3.61%		3.57%
Total interest-bearing liabilities	1.61%		1.68%		1.83%		1.85%		1.86%

(1)	Excludes gains/losses on sales of securities and loans and impairment charges on securities.
(2)	Excludes the impact of goodwill and other intangible assets of $9.2 million at June 30, 2011, March 31, 2011 and December 31, 2010, $9.0 million at September 30, 2010 and $8.8 million at June 30, 2010.
(3)	Excluding acquired loans of $168.6 million, $178.7 million, $209.8 million, $219.9 million and $228.8 million and loans purchased from other financial institutions of $20.8 million, $21.1 million, $21.4 million, $21.8 million and $22.1 million at June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010, respectively, allowance for loan losses as a percent of total loans, gross would have been 1.16%, 1.17%, 1.18%, 1.16% and 1.15% for the quarters ended June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010, respectively.